EXHIBIT (b)

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code): Each of the undersigned officers of MTB Group of Funds (the Trust), do hereby certify, to such officer’s knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended June 30, 2008 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:	August 27, 2008

/s/ Richard J. Berthy
Name:	Richard J. Berthy
Title:	Principal Executive Officer

Dated:	August 27, 2008

/s/ Guy Nordahl
Name:	Guy Nordahl
Title:	Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.